Exhibit 21.1

List of Subsidiaries

Subsidiary	State of Incorporation
Nexstar Broadcasting, Inc.	Delaware
Nexstar Digital, LLC	Delaware
Yashi, Inc.	Delaware
Lin Television Corporation	Delaware
MGOC, Inc.	Virginia
KXAN, LLC	Delaware
North Texas Broadcasting, LLC	Delaware
Primeland LLC	Delaware
TVL Broadcasting LLC	Delaware
LIN Digital Media LLC	Delaware
Wood Television, LLC	Delaware
Indiana Broadcasting, LLC	Delaware
WAVY Broadcasting LLC	Delaware
WIVB Broadcasting LLC	Delaware
WTNH Broadcasting LLC	Delaware
WWLP Broadcasting LLC	Delaware
Wood License Co., LLC	Delaware
LIN of Alabama, LLC	Delaware
LIN of Colorado LLC	Delaware
LIN of New Mexico LLC	Delaware
LIN of Wisconsin LLC	Delaware
LIN License Company LLC	Delaware
WHTM Acquisition LLC	Delaware
Media General Broadcasting, LLC	Delaware
Media General Communications, Inc.	Delaware
Young Broadcasting, LLC	Delaware
Media General Operations, Inc.	Delaware
KXTX Holdings, LLC	Delaware
LIN Television of Texas, Inc.	Delaware
LIN Television of Texas, LP	Delaware
LIN Digital LLC	Delaware
LIN Mobile LLC	Delaware
Federated Media Publishing LLC	Delaware
Dedicated Media, LLC	Delaware

Subsidiary	State of Incorporation
HYFN, Inc.	Delaware
HYFN8, Inc.	California
Harris & Forstot, Inc.	California
TVL Broadcasting of Rhode Island LLC	Delaware
LIN Studios LLC	Delaware
WDTN Broadcasting LLC	Delaware
WNAC Management, LLC	Delaware
Vaughan Television Management, LLC	Delaware
Media General Communications Holdings, LLC	Delaware
Birmingham Broadcasting Co., Inc.	Delaware
MGDT, Inc.	Delaware
Blockdot, Inc.	Texas
Professional Communications Systems, Inc.	Florida
NES II, Inc.	Virginia
Virginia Paper Manufacturing Corp.	Georgia
Birmingham Broadcasting (WVTM-TV), LLC	Delaware
Tampa Tower General Partnership	Florida
Tall Towers, Inc.	North Carolina
Augusta Tower, LLC	Delaware
Young Broadcasting of Green Bay, Inc.	Delaware
Young Broadcasting of Rapid City, Inc.	Delaware
Young Broadcasting of Richmond, Inc.	Delaware
Young Broadcasting Shared Services, Inc.	Delaware
Young Broadcasting Sioux Falls, Inc.	Delaware
Community Television Services, Inc.	Delaware
Young Broadcasting of Knoxville, Inc. MP	Delaware
YBK, Inc. GP	Delaware
YBT, Inc. GP	Delaware
Young Broadcasting of Louisiana, Inc. GP	Delaware
LAT, Inc. LP	Delaware
Young Broadcasting of Davenport Inc.	Delaware
Young Broadcasting of San Francisco, Inc.	Delaware
Young Broadcasting of Albany, Inc.	Delaware
Young Broadcasting of Lansing, Inc.	Delaware
Young Broadcasting of Nashville LLC MP	Delaware

Subsidiary	State of Incorporation
WATE, G.P.	Delaware
WKRN, G.P.	Delaware
KLFY, LP	Delaware
Sutro Tower, Inc.	California
Capital Region Broadcasters, LLC	New York